EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference to our report dated June 24, 2005 on the consolidated balance sheet and related consolidated statements of operations, changes in stockholders' equity and cash flows of The Singing Machine Company, Inc. for the year ended March 31, 2005 included herein on the registration statement of The Singing Machine Company, Inc. on Form S-8.


                                        /s/ Berkovits, Lago & Company, LLP
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                                        Fort Lauderdale, Florida
                                        October 5, 2005